GENERAL HOUSEWARES CORP.

1536 BEECH STREET, P. O. BOX 4066, TERRE HAUTE, INDIANA  47804 - (812) 232-
1000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 12, 1998

To the Holders of the Company's Common Stock:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of GENERAL HOUSEWARES CORP., a Delaware corporation (the "Company"), will be held at GHC ADVANCE(SM) (Advanced Distribution Value-Added Network CEnter), 1100 Whitaker Road, Plainfield, Indiana, on Tuesday, May 12, 1998, at 10:00 a.m. (local time) for the following purposes:

1.  To elect three directors; and
2.  To transact such other business as may properly come before the meeting.

Only holders of record of the Company's Common Stock at the close of business on March 17, 1998, are entitled to notice of, and will be entitled to vote at, the meeting and any adjournment or adjournments thereof.

Holders of Common Stock are urged to date, sign and return the enclosed form of proxy at their earliest convenience, even if they plan to attend the meeting. A return envelope is enclosed for this purpose which requires no postage if mailed in the United States.

By Order of the Board of Directors,

RAYMOND J. KULLA,
Secretary.

Dated:  March 27, 1998

GENERAL HOUSEWARES CORP.
1536 BEECH STREET, P. O. BOX 4066, TERRE HAUTE, INDIANA  47804 - (812) 232-
1000

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 12, 1998

The accompanying proxy is solicited by the Board of Directors of General Housewares Corp. (the "Company") for use at the Annual Meeting of Stockholders to be held at GHC ADVANCE(SM) (Advanced Distribution Value-Added Network CEnter), 1100 Whitaker Road, Plainfield, Indiana, on Tuesday, May 12, 1998, at 10:00 a.m. (local time) (and at any adjournment or adjournments thereof), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders ("Annual Meeting"). The approximate date on which this Proxy Statement and form of proxy will be first given or mailed to stockholders is March 31, 1998.

Only holders of record of the Company's Common Stock, par value $.33 1/3 per share, at the close of business on March 17, 1998, will be entitled to vote at the meeting. At that date there were issued and outstanding 3,818,303 shares of Common Stock, the holders of which are entitled to one vote per share on all matters, including the election of directors.

Any stockholder giving a proxy is empowered to revoke it at any time before it is exercised. A proxy may be revoked by filing, with the Secretary of the Company, a written revocation or a duly executed proxy bearing a later date. Any stockholder may still attend the meeting and vote in person, regardless of whether they have previously given a proxy, but presence at the meeting will not revoke their proxy unless such stockholder votes in person.

PRINCIPAL HOLDERS OF VOTING SECURITIES

Except as otherwise indicated, (a) the following table sets forth as of March 17, 1998, to the knowledge of the Company, information as to the beneficial ownership of the Company's Common Stock by (i) persons that own beneficially more than 5% of the outstanding Common Stock of the Company, (ii) each director and nominee, (iii) each executive officer named in the Summary Compensation Table and (iv) all directors, nominees and executive officers as a group; (b) all beneficial ownership reflected in the table represents sole voting and investment power as to Common Stock; and (c) the information is provided below (and throughout this proxy statement) only with respect to the periods of time during which the indicated persons held the specified position or relationship with the Company.

                                                      Amount        Percent
                                                      Beneficially  of
                                                      Owned         Class
(a)  Holders of more than 5% of Common Stock

    Dimensional Fund Advisors, Inc.
    1299 Ocean Avenue, 11th Floor
    Santa Monica, CA  90401                           250,710       6.5

    Walter Absil Investments, Inc.
    875 McCaffrey
    St. Laurent, Quebec  H4T1N3                       280,000(1)    7.3

    Investment Counselors of Maryland
    803 Cathedral Street
    Baltimore, MD  21201                              285,000       7.4

    Gangelhoff Enterprises Trust
    1405 West Farm Road
    Chaska, MN  55318                                 323,517       8.4

    Gabelli Funds, Inc.
    One Corporate Center
    Rye, NY  10580-1434                               694,200       18.1

(b) Directors and Nominees

    Thomas G. Belot                                    2,000        (2)
    Charles E. Bradley                                 5,600        (2)
    John S. Crowley                                   10,310        (2)
    Thomas L. Francis                                  5,270        (2)
    Joseph Hinsey IV                                   4,062        (2)
    Richard E. Lundin                                  3,000        (2)
    Ann Manix                                          3,000        (2)
    Phillip A. Ranney                                  4,834        (2)
    Paul A. Saxton                                   110,712(3)     2.8

(c) Named Executive Officers other than Paul A. Saxton
    John C. Blackwell                                  26,057(4)    (2)
    Gordon H. Brown                                    22,528(5)    (2)
    William V. Higdon                                  21,000(6)    (2)
    Raymond J. Kulla                                   21,000(7)    (2)

(d) All Directors, Nominees and Executive Officers as a Group
    (13 persons)                                      239,373       6.2
(1) Includes 40,000 shares owned by Michael Absil Investments, Inc. and 40,000 shares owned by Ingrid Pokrass Investments, Inc., of which Walter Absil Investments, Inc. disclaims beneficial ownership but of which Walter Absil Investments, Inc. has sole voting power.
(2) Less than 1% of class.
(3) Includes 44,500 shares of Common Stock which may be acquired currently or within 60 days upon exercise of options; there is no voting or investment power with respect to such shares until exercise.
(4) Includes 12,666 shares of Common Stock which may be acquired currently or within 60 days upon exercise of options; there is no voting or investment power with respect to such shares until exercise.
(5) Includes 12,666 shares of Common Stock which may be acquired currently or within 60 days upon exercise of options; there is no voting or investment power with respect to such shares until exercise.
(6) Includes 5,999 shares of Common Stock which may be acquired currently or within 60 days upon exercise of options; there is no voting or investment power with respect to such shares until exercise.
(7) Includes 9,332 shares of Common Stock which may be acquired currently or within 60 days upon exercise of options; there is no voting or investment power with respect to such shares until exercise.

ELECTION OF DIRECTORS

Under the Company's bylaws, its directors are divided into three classes, each class to be elected at successive annual meetings for terms of three years. The number of directorships was fixed at nine at the Regular Meeting of the Board of Directors held on May 13, 1997. The three directors whose terms will expire at the 1998 Annual Meeting are John S. Crowley, Richard E. Lundin and Paul A. Saxton. John S. Crowley, Richard E. Lundin and Paul A. Saxton have been nominated by the Board of Directors to stand for election as directors at the Annual Meeting. While his nomination to continue as a member of the Board of Directors is for the traditional three-year term that is specified in the Company's bylaws, Mr. Crowley has indicated an intention to step down as a director when he reaches age 75 in May 1999. Upon his withdrawal, the Board will either fill the vacancy thus created by electing a new director to serve for the remainder of Mr. Crowley's term or eliminate the vacancy by reducing the size of the Board.

At the Annual Meeting, the accompanying proxy, if properly executed and returned, will be voted (absent contrary instructions) in favor of electing as directors these three nominees. Should any one or more of these nominees become unable to accept nomination or election, which the Board of Directors has no reason to believe will be the case, the persons named in the enclosed form of proxy will vote for the election of such person or persons as the Board of Directors may nominate. The other persons listed below will continue in office as directors until the expiration of their terms and until their successors are duly elected and shall qualify.

A plurality of the votes of the shares of Common Stock of the Company present in person or represented by proxy and entitled to vote at the meeting on the election of directors is required for the election of directors.

Information on Nominees and Incumbent Directors

                                                     Served
                                                     as Director
Name                                                 Since         Age

Nominees for Election to Term Expiring in 2001:
  John S. Crowley                                    1980          74
  Richard E. Lundin                                  1996          46
  Paul A. Saxton                                     1987          59

Directors Whose Term Expires in 2000:
  Joseph Hinsey IV                                   1992          66
  Ann Manix                                          1994          45
  Thomas G. Belot                                    1996          47

Directors Whose Term Expires in 1999:
  Charles E. Bradley                                 1967          68
  Thomas L. Francis                                  1990          68
  Phillip A. Ranney                                  1990          61

Mr. Belot has been President and Chief Executive Officer of The Vollrath Company, Inc. (a manufacturer and marketer of food service equipment) for more than five years.

Mr. Bradley has been President of Stanwich Partners, Inc. (a private investment banking firm) for more than five years. He is also a director of Audits and Surveys Worldwide, DeVlieg Bullard, Inc., Sanitas, Inc., Texon Energy Corporation, Consumer Portfolio Services, Inc., Reunion Industries, Inc., NAB Assets Corporation, Zydeco Energy Co. and Chatwins Group, Inc.

Mr. Crowley was Managing Director of Saugatuck Associates, Inc. (the management company of a private risk capital partnership) from 1987 to 1993. Prior thereto, he was Executive Vice President and a director of Xerox Corporation from 1977 until mid-1982. He is presently a private investor. He is also a director of Morgan Products, Inc.

Mr. Francis has been Chairman of the Board, Chief Executive Officer and President of CDI, Inc. (a privately-owned firm engaged in general construction and real estate development) for more than five years. He is also a director of Merchants National Bank.

Mr. Hinsey is a Professor at the Harvard University Graduate School of Business Administration, holding the H. Douglas Weaver Professor of Business Law Chair. Prior to joining the Harvard Business School senior faculty in 1987, he was a Partner of the law firm of White & Case for many years.

Mr. Lundin has been President and Chief Executive Officer of Da-Lite Screen Company, Inc. (a manufacturer and marketer of projection screens, overhead projectors and related products) for more than five years.

Ms. Manix is currently the Managing Partner of Ducker Research Corp., an industrial research firm serving Fortune 500 companies. Prior to that, Ms. Manix was President of M & C Enterprises, a consulting firm. From 1988 until 1991, Ms. Manix served as President and Chief Executive Officer of Hallen Company, a Houston-based consumer products manufacturing and marketing company specializing in wine and dining accessories.

Mr. Ranney has been a partner in the Cleveland, Ohio, law firm of Schneider, Smeltz, Ranney & LaFond for more than five years.

Mr. Saxton has been Chairman of the Company since June 24, 1992, Chief Executive Officer since July 1, 1990 and President since August 1989. He was Executive Vice President from September 1987 to August 1989. He is also a director of AP&S Clinic LLC.

Information on Committees of the Board of Directors

During 1997, the Board of Directors held eight meetings, and there were 15 meetings of committees of the Board. No director attended fewer than 75 percent of the total number of meetings of the Board and of the committees of which the director was a member. In addition to attending Board and committee meetings, directors studied matters and documents affecting the Company and had numerous discussions with management at times other than the meetings.

The standing committees of the Board of Directors include audit and compensation committees, but do not include a nominating committee.

The Audit Committee monitors the activities of the Company's independent public accountants, receives reports concerning the Company's internal accounting controls, reviews the fees paid to the Company's independent public accountants, confers as to the year-end financial statements when the audit is completed and reports on such activities to the full Board of Directors. Its members are Joseph Hinsey IV (Chairman), Ann Manix and Thomas L. Francis. During 1997, the Audit Committee held four meetings.

The Compensation Committee approves the compensation of officers of the Company and has overall responsibility for the Company's compensation policies for senior management. Its members are Phillip A. Ranney (Chairman), Charles
E. Bradley and Thomas G. Belot. The Compensation Committee held four meetings during 1997.

Remuneration of Non-Management Directors

The directors of the Company who are not employees receive an annual retainer of $10,000 per year, plus attendance fees of $1,000 for each Board or committee meeting and $250 for each such meeting held by telephone conference in which they participate.

Pursuant to the 1997 Key Employees' Incentive Stock Plan, adopted by the Board of Directors and approved by the stockholders of the Company at the Annual Meeting held on May 13, 1997, the eight non-management directors serving on that date were each awarded 1,500 shares of restricted Common Stock. The restriction ends with respect to 500 shares on each of the respective dates on which the Company's Annual Meeting is held in 1998, 1999 and 2000.

Recommendation of the Board of Directors

The Board of Directors recommends a vote "FOR" the nominees for director named herein.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth compensation earned for each of the three fiscal years ended December 31, 1997, by the Company's Chief Executive Officer and the four most highly paid executive officers who were serving as executive officers at the end of the year, other than the Chief Executive Officer.

SUMMARY COMPENSATION TABLE

Name and		ANNUAL COMPENSATION
Principal								Other Annual
Position		Year	Salary($)		Bonus($)	Compensation ($)

Paul A. Saxton	1997	294,000		30,253	0
Chairman & CEO	1996	294,000		0		0
1995	282,000		0		0

John C. Blackwell	1997	178,000		15,575	0
Vice President	1996	178,000		0		0
1995	124,923		0		43,374(1)

Gordon H. Brown	1997	178,000		15,575	0
Vice President	1996	178,000		0		0
1995	80,000		0		39,803(1)

William V. Higdon	1997	165,000		14,438	53,736(3)
Vice President	1996	 13,750		37,098		0

Raymond J. Kulla	1997	173,000		15,138	30,912(3)
Vice President	1996	173,000		25,000	1,481(2)
1995	36,410		0		1,256(1)

				Restricted	Long Term
Name and			Stock		Compensation	All Other
Principal			Awards	Options		Compensation
Position		Year	($)(4)	(#)			($)(5)

Paul A. Saxton	1997	0		12,000		3,998
Chairman & CEO	1996	0		0			2,700
1995	37,503	12,000		4,500

John C. Blackwell	1997	0		8,000			3,999
Vice President	1996	0		0			2,280
1995	17,487	10,000		0
				42,000

Gordon H. Brown	1997	0		8,000			4,000
Vice President	1996	0		0			2,700
1995	12,797	10,000		0
	36,000

William V. Higdon	1997	0		8,000			0
Vice President	1996	29,250	0			0

Raymond J. Kulla	1997	0		8,000			4,750
Vice President	1996	0		0			0
1995	27,750	0			0


(1)  Relocation expenses in 1995.
(2)  Relocation expenses in 1996.
(3)  Relocation expenses in 1997.
(4) Restricted stock awards for 1995 were made in lieu of certain annual cash bonuses except for the awards of 3,000 shares each ($42,000, $36,000 and $27,750, respectively) made to Messrs. Blackwell, Brown and Kulla in connection with their employment agreements. In 1996, an award of 3,000 shares ($29,250) was made to Mr. Higdon in connection with his employment agreement. The aggregate number and value of restricted stock holdings at December 31, 1997, were 1,000 and $9,750, respectively; the prior vesting schedule was as follows: 2,000 shares vested on March 20, 1996; 2,000 shares vested on July 3, 1996; 2,000 shares vested on November 14, 1996; 9,813 shares vested on February 7, 1997; 1,000 shares vested on March 20, 1997; 1,000 shares vested on July 3, 1997; 1,000 shares vested on November 14, 1997; and 2,000 shares vested on December 2, 1997. Regular Common Stock dividends were paid on the restricted stock prior to vesting.
(5) Amounts shown consist solely of the Company's matching 401(K) Plan contributions.

OPTION/SAR GRANTS IN LAST FISCAL YEAR TABLE

The following table provides information on option grants during 1997 to the named executive officers.

			Number of		Individual Grants
			Shares		Percentage
			Underlying		of Total
			Options/		Options/SAR's		Exercise or
			SAR's Granted	Granted to Employees	Base Price
Name			(#)(1)		in Fiscal 1997(2)		($/Share)
Paul A. Saxton	12,000		15.73%			$10.50
John C. Blackwell	 8,000		10.49				 10.50
Gordon H. Brown	 8,000		10.49				 10.50
William V. Higdon	 8,000		10.49				 10.50
Raymond J. Kulla	 8,000		10.49				 10.50

					Potential Realizable
					Value at Assumed
					Annual Rates of Stock
					Price Appreciation for
			Expiration	Option Term
Name			Date		5%($)		10%($)
Paul A. Saxton	2/13/05	$60,159	$144,092
John C. Blackwell	2/13/05	 40,106	  96,061
Gordon H. Brown	2/13/05	 40,106	  96,061
William V. Higdon	2/13/05	 40,106	  96,061
Raymond J. Kulla	2/13/05	 40,106	  96,061

(1)	The three tranches are part of a single option grant, each of which become exercisable as to one-third of the shares granted on the first, second and third anniversary dates following the date of grant, which was February 14, 1997.

(2)	The Company granted options respecting 76,250 shares to employees in fiscal 1997.


AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES TABLE

The following table provides information respecting stock options exercised during 1997 and the value of the unexercised options held at December 31, 1997, by the named executive officers.

			Shares
			Acquired on	Value
Name			Exercise(#)	Realized ($)

Paul A. Saxton	6,667		$47,502
John C. Blackwell	0		0
Gordon H. Brown	0		0
William V. Higdon	0		0
Raymond J. Kulla	0		0

			Number of Securities Underlying
			Unexercised Options/SAR's
			at 12/31/97(#)
Name			Exercisable(#)	Unexercisable(#)

Paul A. Saxton	40,500		16,000
John C. Blackwell	 6,666		11,334
Gordon H. Brown	 6,666		11,334
William V. Higdon	 3,333		14,667
Raymond J. Kulla	 6,666		11,334

			Value of Unexercised In-the-
			Money Options
			at 12/31/97($)(1)
Name			Exercisable($)	Unexercisable($)

Paul A. Saxton	$  625		$    0
John C. Blackwell	     0		     0
Gordon H. Brown	     0		     0
William V. Higdon	 2,499		 5,000
Raymond J. Kulla	 8,332		 4,167

(1) The closing price of the Company's Common Stock on December 31, 1997, was $10.50. The numbers shown reflect the value of options accumulated over a seven-year period.

PENSION PLAN TABLE

The table that follows shows the estimated annual benefits payable upon retirement to the Company's employees not represented by a union under the Company's defined benefit plan.

                                  10        15        20        25
                                  Years of  Years of  Years of  Years of
Remuneration                      Service   Service   Service   Service

$75,000                           $12,999   $19,499   $25,998   $32,498
 100,000                           17,799    26,699    35,598    44,498
 125,000                           22,599    33,899    45,198    56,498
 150,000                           27,399    41,099    54,798    68,498
 175,000                           32,199    48,299    64,398    80,498
 200,000                           36,999    55,499    73,998    92,498
 225,000                           41,799    62,699    83,598   104,498
 250,000                           46,599    69,899    93,198   116,498
 275,000                           51,399    77,099   102,798   128,498
 300,000                           56,199    84,299   112,398   130,000
 325,000                           60,999    91,499   121,998   130,000
 350,000                           65,799    98,699   130,000   130,000


Effective January 1, 1997, compensation used for benefit calculations is limited to $160,000 per year (as adjusted from time to time by the Internal Revenue Service). To the extent that the annual benefits payable as reflected in the foregoing Pension Plan Table are so limited by the Internal Revenue Service, the named executive officers will receive supplemental pension payments upon retirement after January 1, 1998, equal to the amount of the annual benefit not payable under the Plan because of the limitation imposed by the Internal Revenue Service.

The above calculations used the covered compensation of someone born in 1929.

The Plan provides retirement benefits based upon Years of Service limited to 25 years and Average Monthly Compensation (basic salary received, including overtime, bonuses and incentive compensation and other similar types of payment prior to any reduction pursuant to any Company profit-sharing plan for the highest five consecutive years of compensation during the last ten years preceding retirement). The amount of compensation used for 1997 in determining Average Monthly Compensation of each executive officer named in the Summary Compensation Table is the aggregate amount shown in the salary and bonus columns of the Table. Years of Service (for retirement benefit purposes) are: Mr. Saxton, 10 years; Mr. Blackwell, 3 years; Mr. Brown, 3 years; Mr. Higdon, 1 year; and Mr. Kulla, 2 years. Under the Plan's benefit formula, a participant may retire, at the Normal Retirement Age of 65, without any benefit reduction due to age and would receive a monthly benefit equal to the sum of (i) 1.47% of the Average Monthly Compensation and (ii) .45% of the Average Monthly Compensation in excess of Social Security Covered Compensation times Years of Service. In no event, however, would the benefit be less than the benefit that was accrued under the terms of the Plan in effect as of December 31, 1988. A participant is 100% vested in the pension benefit after five years of service.

RETIREMENT AND TERMINATION ARRANGEMENTS

In connection with their employment, the Company agreed to supplement the retirement benefits payable to Messrs. Saxton, Brown, Higdon and Kulla following their retirement by an amount calculated under the Plan formula, but calculating their benefit as if each year of actual service equaled 1.5 Years of Service for Messrs. Saxton, Higdon and Kulla and 1.4 Years of Service for Mr. Brown. The amount of this supplemental benefit is reduced by the retirement benefits paid under the Plan.

Mr. Saxton and certain other officers, including each of the officers named in the Summary Compensation Table, have entered into Employment Agreements with the Company providing that, subject to certain conditions described below and assuming that the officer is in the Company's employ at the time of a Change of Control, the officer will be employed for a period of three years thereafter. A Change of Control is defined as (i) the acquisition by any person or group of beneficial ownership of 30% or more of the combined voting power of the Company, (ii) a change in the composition of the Board during any two-year period resulting in a majority turnover where election or nomination of the new directors was not approved by at least two-thirds of the directors then still in office who were directors at the beginning of such period, (iii) a consummated merger or consolidation of the Company or (iv) approval by stockholders of a complete liquidation or dissolution of the Company. The Employment Agreements further provide that if the officer's employment shall be terminated by the Company for other than just cause or disability (as defined) or death, or by the officer for good reason (as defined therein), the Company shall continue to pay the officer his base salary and provide benefits through the third anniversary of the date on which the Change of Control occurs unless such termination occurs during the final twelve-month period of the Agreement, in which case the officer shall continue to receive salary and benefits until the first anniversary of the date of such termination. The compensation received by the officer may not exceed the maximum amount that may be paid without incurring an excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (in general, approximately 300% of the employee's average total compensation income for the five preceding calendar years).

In connection with Mr. Saxton's becoming an employee in September 1987, the Company agreed to continue payments to him for a period up to 12 months equal to his annualized basic salary in effect prior to the Company's termination of his employment before attaining age 64. In addition, the Company agreed to continue his medical and life insurance benefits for the same period to the extent that he could be continued as an employee. These payments would not be paid if Mr. Saxton is entitled to benefits paid under the Employment Agreement described above or the Company's long term disability plan. The payments would terminate upon Mr. Saxton's death or his entering a new employment relationship. In connection with their becoming employees in March 1995, July 1995, October 1995 and December 1996, respectively, the Company agreed to continue payments to Messrs. Blackwell, Brown, Kulla and Higdon for a period up to 12 months, equal to their annualized base salaries, in the event of the Company's termination of their employment.

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Compensation Committee and the Performance Graph below shall not be incorporated by reference into any such filing.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors is composed of three non-employee directors. The Committee is responsible for administering the Company's long-term incentive compensation plans and for considering and submitting recommendations to the Board on base compensation, the annual bonus plan and other compensation of the executive officers. The Committee has prepared, for inclusion in this proxy statement, the following report describing the policies and process of compensating the executive officers of the Company.

Compensation Policies

The Company's compensation policies are designed to offer executive officers competitive salaries and additional compensation opportunities based on each executive officer's contribution to the Company's performance. Competitive compensation packages are designed to enable the Company to attract and retain individuals with superior abilities. Commensurate with his responsibilities, the Chief Executive Officer's additional compensation opportunity is more dependent on the Company's performance than is that of the other executive officers.

Application and Administration of Compensation Policies

The compensation of the Company's executive officers is reviewed periodically by the Committee. The Company's executive officer compensation program has been designed to:

  - Provide salary and additional compensation opportunities which are comparable to those offered by similar companies, thus allowing the Company to compete for and retain talented executives who are critical to its long term success;

  - Motivate executive officers to achieve specific business goals annually and reward them for their achievement; and

  - Align the interests of executive officers with the long term interests of stockholders by providing opportunities that can result in significant ownership of the Company's Common Stock.

At present, the executive officers' compensation packages are comprised of base salaries, an annual incentive bonus plan and long term incentive opportunities in the form of grants of stock options and awards of restricted stock, as well as other benefits typically offered to executive officers by comparable companies.

Base Compensation

Base salary ranges are established by the Committee for each executive officer after considering industry comparisons, the executive's position and responsibilities, his tenure and the size of the Company. Salaries are reviewed annually. Adjustments are recommended to the Board, as warranted, to reflect sustained individual officer performance.

Annual Bonus Plan

A bonus plan is formulated annually by the Committee and recommended to the Board. The potential 1997 cash bonus for the Chief Executive Officer and the other executive officers could have equaled 80% and 68% of their base salaries, respectively. The plan was based upon achievement of three specific quantitative goals: target increases in the Company's profit before taxes accounted for 60% of the bonus plan, target increases in inventory turns accounted for 20% of the bonus plan and achievement of a "customer satisfaction index" accounted for 20% of the bonus plan. The customer satisfaction index is a daily measurement of customer service based on a 400 point scale. 200 points are awarded for perfect, on-time and complete shipments. 50 points are awarded for a perfect computer performance; if the computer is not available even for a few seconds, zero points are awarded.
100 points are awarded for a perfect in-stock position, and 30 points are derived from same-day order entry. Finally, 20 points relate to telephone performance. When the point total is calculated for a day, it is reduced to a percentage. The targets for profit before tax and inventory turns were not met. The customer satisfaction index target was partially achieved resulting in bonus payments ranging from 8.75% to 10.3%.

Long-Term Incentive Compensation

Stock based incentives are an important element of the executive officers' compensation packages. To provide such incentives, the Company maintained a stock plan for key employees which provided for the granting of options or awards of restricted stock. The Committee believes the granting of stock based incentives is the best mechanism for aligning the financial interests of the Company's executive officers with interests of shareholders, since both gain through the appreciation of the Company's stock. Unexercised stock options held by the Company's executive officers and Chief Executive Officer are listed in the Aggregated Option/SAR Exercises In Last Fiscal Year And Fiscal Year-End Option/SAR Values Table set forth above. In 1997, the Company granted stock options to a group representing 3% of the total employees, including options for 68,000 shares to executive officers.

Compensation of the Chief Executive Officer

In accordance with the compensation philosophy and cash bonus criteria described above, the Committee authorized the payment of a cash bonus of ten and three tenths percent (10.3%) of his base salary to Paul A. Saxton, Chairman of the Board and Chief Executive Officer. No change was made in his base salary. In awarding Mr. Saxton a stock incentive option in the amount of 12,000 shares, the Committee placed particular emphasis on Mr. Saxton's leadership in improving the Company's information systems and customer service and on strengthening of the senior management team.

Policy on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits to $1 million the tax deduction for compensation paid to any of the named executive officers unless certain requirements are met. All compensation paid to the Company's executive officers in 1997 was fully deductible, and, at this time, it is not anticipated that any named executive officer of the Company will receive any such compensation in excess of this limit during 1998.

Compensation Committee
Phillip A. Ranney, Chairman
Charles E. Bradley
Thomas G. Belot

The following graph compares the yearly percentage change in the cumulative total return on the Company's Common Stock during the five fiscal years ended December 31, 1997, with cumulative total return on the S&P 500 Index and the S&P Housewares Composite Index. The comparison assumes $100 was invested on January 1, 1992, in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

PERFORMANCE GRAPH
COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG GENERAL HOUSEWARES CORP., S&P 500 INDEX AND S&P HOUSEWARES COMPOSITE INDEX

Cumulative Total Return Summary
1992		1993		1994		1995		1996		1997
GHC		100		77.53		85.59		54.28		63.22		70.33
S&P 500	100		110.08	111.53	153.45	188.68	251.63
S&P
 Housewares	100		119.70	115.97	124.87	146.11	160.91

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

NONE

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

The Company has selected Price Waterhouse as its independent public accountants for the current fiscal year. The firm has audited the Company's financial statements annually since 1967. A representative of Price Waterhouse is expected to be present at the Annual Meeting with the opportunity to make a statement, if the representative desires to do so, and is expected to be available to respond to appropriate questions from the stockholders.

FUTURE STOCKHOLDER PROPOSALS

From time to time, stockholders present proposals which may be proper subjects for inclusion in the proxy statement. To be included in the proxy statement for the 1999 annual meeting, proposals must be received by the Company no later than December 1, 1998.

In addition, stockholders may present proposals which are proper subjects for consideration at an annual meeting, even if the proposal is not submitted by the deadline for inclusion in the proxy statement. To do so, the stockholder must comply with the procedures specified by the Company's bylaws. The Company's bylaws require that to be timely, a stockholder's notice to the Secretary must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 90 days, nor more than 130 days, prior to the anniversary date of the immediately preceding annual meeting. To be eligible for consideration at the 1999 annual meeting, proposals which have not been submitted by the deadline for inclusion in the proxy statement must be received by the Company between January 2 and February 10, 1999.

OTHER MATTERS

Management of the Company is not aware of any matters, other than those specified in the Notice of Annual Meeting and discussed above in this Proxy Statement, that are to be presented for action at the meeting. Should any other matters properly come before the meeting or any adjournment or adjournments thereof, the persons named as proxies in the enclosed form of proxy will have discretionary power to vote, pursuant to the proxies hereby solicited, with respect to such matters in accordance with their judgment on such matters.

The cost of the solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally, or by telephone or telegraph, by regular employees of the Company or others affiliated with the Company. In addition, the Company will reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses in sending or forwarding proxy material to principals in obtaining their proxies.

The Company has determined, upon its review, that those persons subject to
Section 16 of the Securities Exchange Act of 1934, as amended, have filed on a timely basis Forms 3, 4 and 5 in compliance with Section 16(a) of said Act.

All stockholders are urged to execute, date and return promptly the enclosed form of proxy in the enclosed return envelope, regardless of whether they intend to be present in person at the Annual Meeting.

By Order of the Board of Directors,

Raymond J. Kulla,
Secretary

Terre Haute, Indiana
Dated:  March 27, 1998


FORM 10-K AVAILABLE

THE FORM 10-K ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION PROVIDES CERTAIN ADDITIONAL INFORMATION, A COPY OF WHICH MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO: TERESA A. MAGER, ASSISTANT SECRETARY, GENERAL HOUSEWARES CORP., P. O. BOX 4066, TERRE HAUTE, INDIANA 47804.

FORM OF PROXY

The undersigned hereby appoints TERESA A. MAGER and RAYMOND J. KULLA, and each of them, his proxies with full power of substitution, to vote all shares of Common Stock of General Housewares Corp. which the undersigned is entitled to vote at the Annual Meeting of the Stockholders of the Company to be held at 10:00 A.M. on Tuesday, May 12, 1998, at GHC ADVANCE(SM) (Advanced Distribution Value-Added Network CEnter), 1100 Whitaker Road, Plainfield, Indiana, and at any adjournments thereof, with all powers the undersigned would possess if personally present, upon and in respect of the following matter and, in their discretion for the transaction of such other business as may properly come before the meeting; all as set forth in the Proxy Statement dated March 17, 1998.

Election of Directors
John S. Crowley
Richard E. Lundin
Paul A. Saxton

COMMENTS:	(change of address)

(If you have written in the above space, please mark the corresponding box on the reverse side of this card). You are encouraged to specify your choice by marking the appropriate box, SEE REVERSE, but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Proxy Committee cannot vote your shares unless you sign and return this card.

Please mark your vote as in this example.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR proposal 1.

The Board of Directors recommends a vote FOR proposal 1.

1.	Election of directors	FOR ALL	WITHHELD
	(see reverse)		NOMINEES	FROM ALL
							NOMINEES

To withhold a vote on one or more nominees, please write their name on the line below.

-------------------------

SPECIAL ACTION

Change of Address/Comments
Will Attend Annual Meeting

This proxy may be revoked by the undersigned as provided in the accompanying Proxy Statement.

The undersigned hereby acknowledges receipt of the Notice of Annual meeting of Stockholders and related Proxy Statement, both dated March 27, 1998.

The undersigned hereby revokes any proxy or proxies heretofore given by the undersigned to any other person or persons.

SIGNATURES(S)
DATE
NOTE:	Please sign exactly as name appears hereon.  Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.